FS Credit Real Estate Income Trust, Inc.

Exhibit 10.3

FS CREDIT REAL ESTATE INCOME TRUST, INC.

AMENDED AND RESTATED INDEPENDENT DIRECTOR COMPENSATION POLICY

Effective Date

On August 13, 2018, the Board of Directors (the “Board”) of FS Credit Real Estate Income Trust, Inc. (the “Company”) adopted this Amended and Restated Independent Director Compensation Policy (the “Policy”), to be effective as of the date that Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (Registration No. 333-216037) is declared effective by the Securities and Exchange Commission. This Policy amends and restates in its entirety the Independent Director Compensation Policy adopted by the Board on July 17, 2017. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the FS Credit Real Estate Income Trust, Inc. Independent Director Restricted Share Plan (the “Plan”).

Eligibility

This Policy shall apply to directors of the Company who meet the requirements set forth for an “independent director” in the Company’s Charter.

Compensation

The following shall remain in effect until changed by the Board (collectively, the “Compensation”):

				Annual Committee Chair Retainer
Net Asset Value	Annual Retainer ($)	Board Meeting Fees* ($)	Committee Meeting Fees* ($)	Audit ($)	Nominating & Corporate Governance ($)
$0 to $250 million	10,000	2,000	1,000	5,000	2,500
$250 million to $500 million	25,000	2,000	1,000	7,500	3,750
> $500 million	55,000	2,000	1,000	10,000	5,000

*In person or telephonic.

Payment Timing and Form

Prior to Achievement of NAV Threshold

Until the Company achieves a net asset value of $250 million (the “NAV Threshold”), one hundred percent (100%) of the applicable Compensation shall be paid in the form of restricted shares of the Company’s Class I common stock (“Class I Restricted Stock”).

Following Achievement of NAV Threshold

Effective for the first calendar quarter immediately following the date that the Company achieves the NAV Threshold, seventy-five percent (75%) of the applicable Compensation shall be paid in cash in arrears, as soon as possible following the end of the calendar quarter to which the Compensation relates, and twenty-five percent (25%) shall be paid in the form of Class I Restricted Stock.

Terms and Conditions of Class I Restricted Stock

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Class I Restricted Stock shall be granted under, and subject to the terms and conditions of, the Plan, and the award certificate evidencing such grant.

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The Class I Restricted Stock shall be granted on the first (1st) calendar day of the second month following the calendar quarter to which the Compensation relates (each, a “Grant Date”). The number of shares of Class I Restricted Stock granted shall be determined by (A) dividing one hundred percent (100%) or twenty-five percent (25%), as applicable, of the quarterly Compensation due by the current transaction price of the Company’s Class I common stock and (B) rounding to the nearest whole number.

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Unless and until provided otherwise by the Board, the Class I Restricted Stock granted pursuant to this Policy shall vest and become non-forfeitable on the one-year anniversary of the Grant Date, provided that the Independent Director is providing services to the Company as a director on each such vesting date.  Notwithstanding the foregoing vesting schedule, the shares of Restricted Stock shall become fully vested on the earlier occurrence of: (i) the termination of the Independent Director’s service as a director of the Company due to his or her death or Disability; or (ii) a Change in Control of the Company.  If the Independent Director’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the Independent Director shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the Independent Director.

Proration

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If an Independent Director is newly appointed or elected to the Board at the Annual Meeting of Shareholders (“Annual Meeting”), then his or her Compensation shall be prorated to reflect his or her full calendar months of service (e.g. if the Annual Meeting is in May, then the first quarterly payment will be with respect to service during June of such quarterly service period).

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If an Independent Director is newly appointed or elected to the Board at any time other than at an Annual Meeting, then his or her first quarterly payment will be prorated to reflect the number of full calendar months of service between the effective date of the Independent Director’s appointment or election through the last day of the respective quarterly calendar period (e.g. if an Independent Director is appointed to the Board on January 15, then his or her first quarterly payment will be with respect to service during February and March of such quarterly calendar period).

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If an Independent Director is not newly appointed or re-elected at the Annual Meeting, then he or she will not receive payment for services during the month of such Annual Meeting.

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If the Company crosses between net asset values levels for purposes of determining the amount of Compensation payable to an Independent Director during a calendar quarter, then the amount of Compensation due shall be prorated based on the number of days elapsed in each level of net asset value.

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